UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): June 19, 2002
                                                       ______________


                             Galaxy Investments, Inc.
              ____________________________________________________
             (Exact name of registrant as specified in its charter)


      Colorado                            0-32237               98-0347827
____________________________           ____________         ________________
(State or other jurisdiction           (Commission          (IRS Employer
   of incorporation)                   File Number)         Identification No.)


Suite 604-750 West Pender Street, Vancouver, B.C., Canada       V6C 2T7
_________________________________________________________      ____________
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (604) 689-0188
                                                    _______________


                                     None
         _____________________________________________________________
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On June 18, 2002 the Board of Directors of the Company elected to terminate the proposed Share Exchange Agreement it had entered into on March 7, 2002, with a start-up bio-tech company called Elasticated Adhesive Technologies, Inc. ("E.A.T."), which is focused on the development of proprietary Trans Dermal Drug Delivery Systems.

Galaxy, upon the execution of a Definitive Share Exchange Agreement, had proposed to acquire 100% of the Issued and Outstanding Capital stock of E.A.T., in exchange for the issuance of 10,000,000 restricted Common shares of Galaxy and up to 10,000 Preferred Common shares of Galaxy. In addition, Galaxy was to undertake a private placement of equity totaling 2.55 Million USD in conjunction with the acquisition..

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   Galaxy Investments, Inc.
                                                   ________________________
                                                   (Registrant)

                                                   /s/Gregory Burnett
                                                   _______________________
                                                   (Signature)*

Date:  June 19, 2002

*Print name and title of the signing officer under his signature.

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